Exhibit 21.1
Subsidiaries and Affiliates of WABCO Holdings, Inc.

Name	Jurisdiction of Incorporation
Carrierweb B.V	Belgium
Clayton Dewandre Holdings Ltd.	United Kingdom
Delta Industrie Service SARL	Belgium
Ephicas B.V.	Netherlands
FLC NV	Belgium
Guang Dong WABCO Fuwa Vehicle Brakes Co., LTD.	China, People's Republic of
Meritor WABCO Vehicle Control Systems, a partnership	Delaware
Shangdong WABCO Automotive Products Co., Ltd.	China, People's Republic of
Tavares BVBA	Belgium
Transics Belux BVBA	Belgium
Transics Deutschland GmbH	Germany
Transics France SARL	France
Transics International BVBA	Belgium
Transics Ireland Limited	Ireland
Transics Italia S.R.L	Italy
Transics Nederland BV	Netherlands
Transics Telematica Espana S.L.U	Spain
WABCO (China) Co Ltd.	China, People's Republic of
WABCO (Schweiz) GmbH / WABCO (Suisse) Sarl (French)	Switzerland
WABCO (Shanghai) Management Co., Ltd	China, People's Republic of
WABCO (Thailand) Limited	Thailand
WABCO Air Compressor Holdings Inc.	Delaware
WABCO Arac Kontrol Sistemleri Destek ve Pazarlama Limited Sirketi	Turkey
WABCO Asia Private Ltd.	Singapore
WABCO Australia Pty Ltd.	Australia
WABCO Austria GesmbH	Austria
WABCO Automotive AB	Sweden
WABCO Automotive B.V.	Netherlands
WABCO Automotive Control Systems Inc.	Delaware
WABCO Automotive Italia S.r.L.	Italy
WABCO Automotive Pension Trustees Ltd.	United Kingdom
WABCO Automotive Products Ltd.	Cayman Islands
WABCO Automotive South Africa, a partnership	South Africa
WABCO Automotive UK Limited	United Kingdom
WABCO B.V.	Netherlands
WABCO Belgium BVBA	Belgium
WABCO brzdy k vozidlum spol.s.r.o.	Czech Republic
WABCO C.V.	Netherlands
WABCO Centro de Distribuicao de Pecas Automotivas Ltda	Brazil
WABCO Compressor Manufacturing Co, a partnership.	Delaware
WABCO Development GmbH, Hanover	Germany
WABCO do Brasil Industria e Comercio de Freios Ltda	Brazil
WABCO Espana S.L.U	Spain
WABCO Europe BVBA	Belgium

WABCO Europe Holdings B.V.	Netherlands
WABCO Europe Holdings LLC	Delaware
WABCO Expats Inc.	Delaware
WABCO Fahrzeugsysteme GmbH, Hanover	Germany
WABCO Financial Services BVBA	Belgium
WABCO Foundation Brakes Private Limited	India
WABCO France SAS	France
WABCO GmbH (Hanover)	Germany
WABCO Group Inc.	Delaware
WABCO Group International Inc.	Delaware
WABCO Holding GmbH	Germany
WABCO Holdings B.V.	Netherlands
WABCO Hong Kong Ltd.	Hong Kong
WABCO INDIA LIMITED	India
WABCO International LLC	Delaware
WABCO IP Holdings LLC	Delaware
WABCO Japan Inc.	Japan
WABCO Korea Ltd.	Korea
WABCO Logistics (Qingdao) Co., Ltd.	China, People's Republic of
WABCO Logistik GmbH	Germany
WABCO Middle-East and Africa FZCO	Dubai
WABCO North America LLC	Delaware
WABCO Polska Spólka z ograniczona odpowiedzialnoscia	Poland
WABCO Polska Sprzedaz Spólka z ograniczona odpowiedzialnoscia	Poland
WABCO Radbremsen GmbH	Germany
WABCO RUS LLC	Russia
WABCO Sandown B.V.	Netherlands
WABCO Services SAS	France
WABCO Systeme GmbH	Germany
WABCO Testbahn GmbH	Germany
WABCO Vertriebs GmbH & Co. KG	Germany
WABCO Vostok LLC	Russia
WABCOWURTH Workshop Services GmbH, a partnership	Germany